AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

May 12, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 205449


Re: Southwest Bancorporation of Texas, Inc.
Registration on Form S-8 and Form S-3

We are aware that our report dated April 12, 1999, on our review of interim financial information of Southwest Bancorporation of Texas, Inc. and subsidiary for the period ended March 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the Company's registration statements on Form S-3 (File No. 333-47995) and Form S-8 (File Nos. 333-76369, 333-21619, 333-27891, 333-33533, and 333-55685).
Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the reigstration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                              PricewaterhouseCoopers LLP